UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (904) 598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 1, 2012, the Company held an annual meeting of its shareholders to vote on the following proposals:
Proposal One: The board of directors nominated twelve nominees to stand for election at the 2012 meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2013 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Martin E. Stein, Jr.	77,395,558	1,940,975	1,796,674
Raymond L. Bank	78,672,474	664,059	1,796,674
C. Ronald Blankenship	78,785,617	550,916	1,796,674
A. R. Carpenter	78,634,405	702,108	1,796,674
J. Dix Druce	78,679,586	656,947	1,796,674
Mary Lou Fiala	78,706,128	630,405	1,796,674
Bruce M. Johnson	74,160,496	5,176,037	1,796,674
Douglas S. Luke	78,685,185	651,348	1,796,674
David P. O'Connor	79,268,383	68,150	1,796,674
John C. Schweitzer	78,677,401	659,132	1,796,674
Brian M. Smith	78,614,501	722,032	1,796,674
Thomas G. Wattles	78,786,558	549,975	1,796,674

Proposal Two: To approve an advisory resolution on executive compensation for fiscal year 2011. In accordance with the voting results listed below, the Company's executive compensation for fiscal year 2011 has been approved.

For	Against	Abstain	Broker Non-Votes
78,942,590	317,309	76,634	1,796,674

Proposal Three: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2012. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year ending December 31, 2012 in accordance with the voting results listed below.

For	Against	Abstain
80,776,728	354,351	2,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2012	REGENCY CENTERS CORPORATION
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer (Principal Accounting Officer)

2